Exhibit 32.2

CERTIFICATION OF DISCLOSURE PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Xiao Lin Liu, Chief Executive Officer of Greater China Media and Entertainment Corp.,certify  pursuant  to 18 U.S.C.  Section  1350 as enacted by Section  906 of the Sarbanes-Oxley Act of 2002, that:

        (1) the Quarterly Report on Form 10-Q for the period ended December 31, 2008 (the "Periodic Report") which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Greater China Media and Entertainment Corp.

Greater China Media and Entertainment Corp.

February 20, 2009	By:	/s/ Xiao Lin Liu
Xiao Liu Liu
Chief Financial Officer

A signed  original of this written  statement  required by Section 906, or other document authenticating,  acknowledging or otherwise adopting the signature that appears in typed form within the  electronic  version of this written  statement required by Section 906, has been provided to Greater China Media and Entertainment Corp. and will be  retained  by  Greater China Media and Entertainment Corp.and  furnished  to the Securities and Exchange Commission or its staff upon request.